                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              TCA CABLE TV, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              TCA CABLE TV, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                               TCA CABLE TV, INC.

                                 March 1, 1995

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of TCA Cable TV, Inc. scheduled to be held on March 30, 1995, at the corporate offices of the Company, 3015 SSE Loop 323, Tyler, Texas, commencing at 3:30 p.m. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

     At the meeting, shareholders are being asked to elect eight directors and to approve amendments to the Company's Amended and Restated Incentive Stock Option Plan. In addition, management will report to the shareholders on the operations and affairs of the Company.

     It is important that your shares are represented at the meeting. Accordingly please sign, date and return the enclosed proxy card in the envelope provided for your convenience.

     On behalf of the Board of Directors, thank you for your continued support.

                                            Sincerely,

                                            ROBERT M. ROGERS,
                                            Chairman of the Board
                                            and Chief Executive Officer

                               TCA CABLE TV, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 30, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of TCA Cable TV, Inc., a Texas corporation (the "Company"), will be held on Thursday, March 30, 1995, at 3:30 p.m. at the corporate offices of the Company, 3015 SSE Loop 323, Tyler, Texas, for the following purposes:

     (1) To elect eight directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and shall qualify;

     (2) To approve amendments to the Company's Amended and Restated Incentive Stock Option Plan (the "Incentive Plan") (a) to increase the number of shares of the Company's Common Stock available for issuance upon the exercise of options granted under the Incentive Plan from 410,000 shares to 660,000 shares, (b) to extend the term of such plan to March 29, 2005, (c) to allow the grant of non-statutory stock options under the Incentive Plan, and (d) to extend the period during which options granted under the Incentive Plan may be exercisable following the death of an optionee; and

     (3) To transact such other business as may properly come before the Annual Meeting of Shareholders or any meetings to which such Annual Meeting may be adjourned.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

     The close of business on February 20, 1995, has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, such Annual Meeting of Shareholders and any adjournments thereof, and only shareholders of record at February 20, 1995, are so entitled.

     Please complete, date and sign the enclosed Proxy and return it promptly. If you attend the meeting, you may vote in person. A reply envelope is provided for this purpose and needs no additional postage if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          MARTHA S. HENSLEY,
                                          Secretary

Tyler, Texas
March 1, 1995

                               TCA CABLE TV, INC.
                               3015 SSE LOOP 323
                               TYLER, TEXAS 75701

                                ---------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 30, 1995

                                ---------------

     This Proxy Statement is being sent to shareholders of TCA Cable TV, Inc. ("TCA" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders of the Company to be held on March 30, 1995, or any meeting(s) to which such annual meeting may be adjourned (the "Annual Meeting"). The Annual Meeting will be held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock, par value $.10 per share (the "Common Stock"), held of record by such persons, and the Company will reimburse their forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 1, 1995.

     Any shareholder returning the form of proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to its use by written notice of such revocation received by the Company prior to its use. If notice of revocation is not received prior to such time, a shareholder may nevertheless revoke a proxy if he attends the Annual Meeting and desires to vote in person.

                               VOTING SECURITIES

     The voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. Only shareholders of record of the Company at the close of business on February 20, 1995, are entitled to notice of, and to vote at, the Annual Meeting. At February 20, 1995, there were approximately 24,530,531 shares of Common Stock outstanding.

                               QUORUM AND VOTING

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. In deciding all questions, a holder of Common Stock on the Record Date shall be entitled to one vote for each share.

     In order to be elected a director, a nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, provided a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

     In order to comply with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), approval of the proposed amendments to the Amended and Restated Incentive Stock Option Plan requires the favorable vote of the holders of a majority of the shares present, or represented, and entitled to vote at the meeting. Abstentions on such proposals may be specified and will have the same effect as a vote against such proposals. Broker non-votes will not be counted as having been voted with respect to such proposals.

                              BENEFICIAL OWNERSHIP

     The following table sets forth as of January 6, 1995, information regarding the beneficial ownership of the Company's Common Stock by each person known by the Company to own five percent (5%) or more of the outstanding shares of Common Stock, each director of the Company, the Company's Chief Executive Officer, the Named Executive Officer (as herein defined), and the executive officers and directors of the Company as a group.

                                                         AMOUNT AND
                                                         NATURE OF                  PERCENT
                                     TITLE OF            BENEFICIAL                    OF
          BENEFICIAL OWNER             CLASS            OWNERSHIP(1)                CLASS(2)
    -----------------------------  -------------        ------------                --------
    Robert M. Rogers                Common Stock          5,141,594(3)                20.9%
    3015 SSE Loop 323
    Tyler, TX 75701
    Louise H. Rogers                Common Stock          3,280,501(4)                13.4
    2512 Alta Mira
    Tyler, TX 75701
    Putnam Investments, Inc.        Common Stock          1,726,753(5)                 7.0
    One Post Office Square
    Boston, MA 02109
    The Capital Group               Common Stock          1,663,000(6)                 6.8
    Companies, Inc.
    333 South Hope Street
    Los Angeles, CA 90071
    A. W. Riter, Jr.                Common Stock            691,795(7)                 2.8
    Ben R. Fisch, M.D.              Common Stock            670,102                    2.7
    Fred R. Nichols                 Common Stock             49,968(8)                   *
    Wayne J. McKinney               Common Stock            126,291                      *
    James F. Ackerman               Common Stock             10,000                      *
    Kenneth S. Gunter               Common Stock              5,500                      *
    Randall K. Rogers               Common Stock            126,120(9)(10)               *
    Directors and executive
      officers as a group (twelve
      persons)                      Common Stock          6,882,493(3)(7)(10)(11)     28.0%

- ---------------

* Less than 1.0%

 (1) "Beneficially" owned shares, as defined by the Securities and Exchange Commission, are those shares as to which a person has voting or dispositive power, or both. "Beneficial" ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares. The persons listed above have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated.

 (2) This calculation is the quotient of (a) the number of shares currently beneficially owned by the named individual or group, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days, divided by (b) the total number of shares outstanding at January 6, 1995, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days.

 (3) Includes 120,000 shares owned by The Rogers Foundation, Inc., a private charitable foundation of which Mr. Robert M. Rogers is President. Also includes 1,000,000 shares owned by Rogers Venture Enterprises, Inc., a corporation wholly owned by Mr. Robert M. Rogers and Louise H. Rogers.

 (4) Does not include 1,000,000 shares owned by Rogers Venture Enterprises, Inc., a corporation owned 50% by Louise H. Rogers and 50% by Robert M. Rogers. Ms. Rogers disclaims beneficial ownership of such shares.

 (5) As indicated on Schedule 13-G dated February 2, 1995, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.), are considered "beneficial owners" in the aggregate of 1,726,753 shares, or 7% of shares outstanding, of the Company's voting common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients.

 (6) As indicated on Schedule 13-G dated February 8, 1995, Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercised as of December 31, 1994, investment discretion with respect to 1,123,000 and 540,000 shares, respectively, or a combined total of 6.77% of outstanding stock which was owned by various institutional investors.

 (7) Includes 36,860 shares owned by various trusts of which Mr. Riter is Co-trustee, and 20,000 shares owned by a family partnership of which a trust controlled by Mr. Riter is the sole general partner.

 (8) Includes 21,250 shares covered by currently exercisable options granted under the Incentive Stock Option Plan and 700 shares owned by Mr. Nichols' daughters who reside with him.

 (9) Includes 1,500 shares covered by currently exercisable options granted under the Incentive Stock Option Plan.

(10) Includes 59,200 shares owned by The Rogers Family Trust of which Mr. Randall K. Rogers is a Trustee.

(11) Includes 46,625 shares covered by currently exercisable options granted under the Incentive Stock Option Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

     Eight directors are to be elected at the Annual Meeting, each director to hold office for a term of one year or until his successor shall have been elected and qualified. The shares represented by the proxy will be voted for the nominees whose names appear therein, but the persons designated as proxies reserve full discretion to cast votes for other persons in the event that any such nominees are unable to serve. All of the nominees have indicated that they are willing to stand for election and are willing to serve if elected.

                                                                          DIRECTOR
       NOMINEE                       POSITION HELD                AGE      SINCE
- ----------------------    ------------------------------------    ----    --------
Robert M. Rogers          Chairman of the Board of Directors       68       1981
                            and Chief Executive Officer
Fred R. Nichols           President, Chief Operating Officer       48       1981
                            and Director
Wayne J. McKinney(2)      Director                                 63       1981
Ben R. Fisch, M.D.(1)     Director                                 69       1981
A. W. Riter, Jr.(1)       Director                                 70       1981
James F. Ackerman(2)      Director                                 70       1981
Kenneth S. Gunter(2)      Director                                 61       1984
Randall K. Rogers         Director                                 35       1989

- ---------------

(1) Member of Audit Committee.

(2) Member of Compensation and Stock Option Committee.

     Each of the foregoing persons has served in the above capacities since the inception of the Company in 1981 unless otherwise indicated.

     Robert M. Rogers founded the Company and each of its subsidiaries and has served as Chairman of the Board of Directors and CEO of the Company and each of the Company's subsidiaries since their inception. Mr. Rogers was President of the Company from its inception in 1981 until September, 1990. Mr. Rogers has been actively involved in the ownership and operation of cable television systems since 1954. Mr. Rogers is the Chairman of the Board of Directors and an officer, director and shareholder of the two systems for which corporations affiliated with the Company provide general management services. He is a member of the cable television Pioneer's Club.

     Fred R. Nichols is President, Chief Operating Officer and a director of the Company. Prior to being named President in September, 1990, Mr. Nichols served as Executive Vice President and a director of the Company since its inception, Chief Operating Officer of the Company since December, 1983 and Secretary of the Company from September, 1984 to December, 1990. He had been Treasurer of the Company's subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly-owned subsidiaries of the Company, excluding VPI Communications, Inc. Mr. Nichols is currently Chairman of the Cable Telecommunications Association (CATA), a trade association of the cable industry. He is also on the Board of Directors of C-SPAN, a CATV network.

     Wayne J. McKinney has been actively engaged in the cable television business since 1958 and was employed by the Company or its subsidiaries from 1958 until his retirement in January, 1986, serving as a Director and Senior Vice President -- Engineering of the Company from its inception and as Senior Vice President or Vice President, Chief Engineer and/or Director of Engineering of the Company's subsidiaries. Mr. McKinney has been a member of the cable television Pioneer's Club since 1979, and is a charter member of the Society of Cable Television Engineers.

     Ben R. Fisch, M.D., has been a director of the Company or its subsidiaries since 1967. Dr. Fisch has been retired from medical practice in Tyler, Texas since July, 1986.

     A. W. Riter, Jr. retired as Chairman of the Board of Directors and Chief Executive Officer of NCNB Texas-Tyler, Texas (successor to First RepublicBank Tyler), on September 30, 1988. He held the same positions with First RepublicBank Tyler and its predecessor, InterFirst Bank Tyler, from August, 1979 to June, 1988 and served as President of Peoples National Bank (predecessor of InterFirst Bank Tyler) from 1964 to 1979. Mr. Riter served as a director and Vice President of most of the Company's subsidiaries from time to time from 1965 to 1974.

     James F. Ackerman is President of Cardinal Ventures, LLC in Indianapolis, Indiana. Cardinal Ventures, LLC is an equity investor in small businesses. He had been President of Jim Ackerman and Associates, Inc., a financial consulting firm to the cable television industry, from October, 1984 to December 31, 1994. From 1973 to December 1, 1984, he was Senior Vice President of A. G. Becker Paribas, Inc. Mr. Ackerman has been engaged in investment banking activities with respect to the cable television industry since 1959 and had served as a partner of Becker Communications Associates, a cable television investment partnership, from 1973 to 1989. He was also Chairman and Chief Executive Officer of Cardinal Communications, Inc., an Indiana cable television operator, a position he had held since 1971 until the company was sold in 1993. Mr. Ackerman is a former President and Director of the Indiana Cable Television Association, a past Director of the National Cable Television Association and a member of the cable television Pioneer's Club.

     Kenneth S. Gunter has been Executive Vice President of Columbia International, Inc., a cable television multiple system operator, since 1985. From 1972 to 1985, he served as Executive Vice President of UA-Columbia Cablevision, Inc. Mr. Gunter has 36 years experience in the cable television industry, working in all phases of management and engineering. He is a past Director of the National Cable Television Association, a Senior Member and past Director of the Society of Cable Television Engineers, and a member of the cable television Pioneer's Club.

     Randall K. Rogers has been with TCA since 1983, previously serving as system manager in Big Spring and Huntsville, Texas. Since 1989, Mr. Rogers has served as general manager of the Company's operations in Bryan/College Station, Texas. Mr. Rogers is the son of Robert M. Rogers.

     The Board of Directors held four meetings during fiscal 1994. The Board of Directors has two standing committees -- the Audit Committee and the Stock Option and Compensation Committee.

     The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and result of the audit; reviewing the independence of the independent accountants; reviewing actions by management and independent accountants' recommendations; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The Audit Committee met two times during fiscal 1994.

     The Compensation and Stock Option Committee met twice during 1994. The functions performed by this committee include: reviewing and recommending the Company's executive salary structure; reviewing the Company's Incentive Stock Option Plan (and granting options thereunder); recommending directors' fees; and approving salary and bonus awards to certain key employees.

     The Board of Directors does not have a nominating committee. Functions customarily attributed to a nominating committee are performed by the Board of Directors as a whole.

     During 1994, each director attended all meetings of the Board of Directors and respective committees on which he served with the exception of one director who was unable to attend one meeting.

                        PROPOSAL 2 -- AMENDMENTS TO THE
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

     Proposal 2 relates to certain amendments (the "Plan Amendments") to the Company's Amended and Restated Incentive Stock Option Plan (the "Incentive Plan"). The Plan Amendments have been unanimously adopted by the Board of Directors, subject to the approval of the shareholders, and are intended (i) to increase the number of shares of Common Stock that may be issued upon the exercise of options granted under the Incentive Plan from 410,000 shares to 660,000 shares, (ii) to extend the term of such plan until March 29, 2005, (iii) to allow the grant of non-statutory stock options under the Incentive Plan, and
(iv) to extend the period during which options granted under the Incentive Plan may be exercisable following the death of an optionee. The Board of Directors believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and that options enhance that ability and provide motivation to key employees to advance the interests of the Company and its shareholders. The Board of Directors therefore recommends that shareholders vote in favor of such amendments.

     The Incentive Plan was adopted in January, 1982 by the Company's shareholders and amended in March, 1988 (1) to increase the number of shares available for issuance upon exercise of options under the Incentive Plan from 105,000 to 205,000, and (2) to extend the term of the plan until March 23, 1998. The Incentive Plan, as amended to date, provides for the grant of options to acquire up to 410,000 shares of the Common Stock, which includes a 2-1 stock split in June, 1989. At October 31, 1994, options under the Incentive Plan to purchase 152,206 shares of Common Stock were outstanding, and options to purchase 16,514 shares of Common Stock remained available for grant. Unless extended or earlier terminated by action of the Board of Directors, the Incentive Plan will terminate on March 23, 1998.

SUMMARY OF THE INCENTIVE PLAN

  General

     A copy of the Incentive Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A. The following is a brief summary of certain provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan.

     Current Provisions of the Incentive Plan. The Board of Directors has delegated its authority to administer the Incentive Plan to the Compensation and Stock Option Committee (the "Committee"). The Committee generally has the authority to fix the terms and number of options to be granted and the employees to receive the options. The Incentive Plan provides that options must be exercised within ten years from the date of grant (or five years in the case of options granted to employees owning more than 10% of the Common Stock). Options issued under the Incentive Plan are generally exercisable commencing after one year from the date of grant to the extent of 25 percent of the aggregate number of shares originally covered by the option each successive year. After four years from the date the option was granted, the option may be exercised in whole or in part, and generally expires seven years from the date of grant, except in the event of termination from employment, disability or death of an optionee. The Incentive Plan currently provides that (i) in the event of an optionee's termination of employment with the Company for any reason other than death, the optionee's option may be exercised within three months (one year in the case of termination by reason of disability) from the date of termination but not past the normal expiration date of the option and only to the extent the optionee had the right to exercise such Option on the date of such termination and (ii) in the event of an optionee's death while in the employ of the Company (or employment by reason of retirement with consent of the Company), the optionee's option shall be exercisable prior to the expiration date of the option or within three months after the death of the optionee, whichever is earlier, but only to the extent that the optionee had the right to exercise such Option on the date of the optionee's death. With respect to options granted after December 31, 1986, the maximum aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The exercise price of each option granted under the Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of options granted to employees owning more than 10% of the Common Stock). The closing price of the Common Stock on January 6, 1995, as quoted on the NASDAQ National Market Quotation System, was $22.125 per share. The option exercise price may be paid in shares of Common Stock owned by optionees or in cash.

     Proposed Amendments. The Plan Amendments have been unanimously adopted by the Board of Directors, subject to the approval of the shareholders, and are intended (i) to increase the number of shares of Common Stock that may be issued upon the exercise of options granted under the Incentive Plan from 410,000 shares to 660,000 shares, (ii) to extend the term of such plan until March 29, 2005, (iii) to allow the grant of non-statutory stock options under the Incentive Plan, and (iv) to extend the period during which options granted under the Incentive Plan may be exercisable following the death of optionee. Specifically, if an optionee ceases to be employed by the Company for any reason other than death, an option shall be exercisable by the optionee at any time prior to the expiration date of the option or within three months (or one year in the case of termination by reason of disability) after the date of such termination, whichever is earlier, but only to the extent the optionee had the right to exercise such option at the date of such termination. In the event of death of an optionee while in the employ of the Company or within three months after termination of employment, his option shall be exercisable by the person or persons to whom such optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the option or prior to one year after the date of such death, whichever is earlier, but only to the extent the optionee had the right to exercise such option on the date of his death. Appendix A reflects certain other amendments to the Incentive Plan that have been unanimously approved by the Board of Directors, none of which require the approval of shareholders. Shareholders should, however, carefully review Appendix A in its entirety.

     Summary of Certain Federal Income Tax Consequences of Incentive Stock Options. Incentive stock options granted pursuant to the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code") for favorable tax treatment to the optionees. No taxable income is realized by an optionee and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If an optionee holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option ("holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the optionee will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock, unless such amount exceeds the one million dollar limitation on the deduction that an employer may claim for compensation of certain executives under Section 162(m) of the Code (the "Deduction Limitation") and does not satisfy an exception to the Deduction Limitation. Any further gain or loss will be taxable as a long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock. The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax. Special rules also may apply in certain cases where there are subsequent sales of shares in disqualifying dispositions and to determine the basis of the stock for purposes of computing alternative minimum taxable income on a subsequent sale of the shares.

     Summary of Certain Federal Income Tax Consequences of Non-Statutory Stock Options. No taxable income generally is realized by the participant upon the grant of a non-statutory stock option, and no deduction generally is then available to the Company. Upon exercise of a non-statutory stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. Such amount will also be deductible by the Company unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the participant will be the fair market value on the date of exercise. When a participant disposes of shares acquired upon exercise of a non-statutory stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the non-statutory stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a non-statutory stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

  Issuances of Options under the Incentive Plan

     The following table sets forth certain information regarding options received under the Incentive Plan from its inception through October 31, 1994 by
(i) the Company's Chief Executive Officer, (ii) the Company's sole executive officer, other than the CEO, whose total annual salary and bonus exceeded $100,000 in fiscal 1994 (the "Named Executive Officer") individually, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) each nominee for election as a director, (vi) each associate of any of such directors, executive officers or nominees, (vii) each person who has received 5% or more of such options and (viii) all employees, including all current officers who are not executive officers, as a group.

                                                                           AGGREGATE AMOUNT
                                                                           OF COMMON STOCK
                                                                              SUBJECT TO
                                                                        INCENTIVE PLAN OPTIONS
                                                                             GRANTED FROM
                                                                          INCEPTION THROUGH
                           INDIVIDUAL OR GROUP                             OCTOBER 31, 1994
    ------------------------------------------------------------------  ----------------------
    Robert M. Rogers..................................................            -0-
    Fred R. Nichols...................................................           83,500
    All current executive officers as a group.........................          158,400
    All current directors who are not executive officers as a group...            3,750
    Wayne J. McKinney.................................................            -0-
    Ben R. Fisch, M.D.................................................            -0-
    A. W. Riter, Jr...................................................            -0-
    James F. Ackerman.................................................            -0-
    Randall K. Rogers.................................................            3,750
    Associate of any director, executive officer or nominee for election
      as a director...................................................            -0-
    Jerry P. Yandell..................................................           21,000
    Jimmie F. Taylor..................................................           21,750
    Melvin R. Jenschke................................................           26,000
    All employees, including all current officers who are not
      executive officers, as a group..................................          235,086

     The amounts that would be receivable by the individuals or groups named in the table above under the Incentive Plan as proposed to be amended are not determinable at this time.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during the Company's last three fiscal years to the Company's Chief Executive Officer and the Named Executive Officer.

                                                                   LONG-TERM
                                                                  COMPENSATION
                                              ANNUAL              ------------
                                           COMPENSATION            NUMBER OF
                                       --------------------        SECURITIES         ALL OTHER
                NAME AND               FISCAL       SALARY         UNDERLYING        COMPENSATION
           PRINCIPAL POSITION           YEAR        ($)(1)        OPTIONS/SARS          ($)(2)
    ---------------------------------  ------       -------       ------------       ------------
    Robert M. Rogers,                   1994        191,250              --              5,572
      Chairman of the Board and         1993        176,482              --              5,234
      Chief Executive Officer           1992        171,320              --              5,080

    Fred R. Nichols,                    1994        186,566          25,000              5,885
      President, Chief Operating        1993        170,885          10,000              5,067
      Officer and Director              1992        161,723              --              4,792

- ---------------

(1) Includes director's fee paid to the named executive officer.

(2) Consists solely of (i) Company contributions under the Company's Deferred Savings and Retirement Plan, and (ii) premiums paid on term life insurance policies for the executive's benefit.

OPTION GRANTS DURING 1994 FISCAL YEAR

     The following table provides information related to options granted to the named executive officers during fiscal 1994.

                                                                   INDIVIDUAL GRANTS
                                                --------------------------------------------------------      POTENTIAL
                                                NUMBER OF                                                  REALIZABLE VALUE
                                                SECURITIES                                                AT ASSUMED ANNUAL
                                                UNDERLYING   10% OF TOTAL                                   RATES OF STOCK
                                                 OPTIONS/    OPTIONS/SARS                                 PRICE APPRECIATION
                                                   SARS       GRANTED TO    EXERCISE OR                   FOR OPTION TERM(1)
                                                 GRANTED     EMPLOYEES IN   BASE PRICE      EXPIRATION    ------------------
                     NAME                         (#)(2)     FISCAL YEAR     ($/SH)(3)         DATE          5%       10%
- ----------------------------------------------- ----------   ------------   -----------   --------------  --------  --------
Robert M. Rogers...............................    --           --             --               --           --        --
Fred R. Nichols................................   25,000(4)      52.9          25.13       Dec. 16, 2000   255,761   596,032

- ---------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.

(2)  Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid considera-tion or a combination of any of the foregoing, as determined by the Stock Option Committee in its discretion.

(4) Options become exercisable with respect to 25% of the shares covered thereby on each of December 16, 1994, 1995, 1996 and 1997. The exercise price was equal to the fair market value of the Common Stock on the date of grant.

OPTION/SAR EXERCISES DURING 1994 FISCAL YEAR AND FISCAL YEAR END OPTION/SAR
VALUES

     The following table provides information related to options exercised by the named executive officers during the 1994 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                   SHARES                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/SARS
                                  ACQUIRED        VALUE         OPTIONS/SARS AT FY-END (#)              AT FY-END ($)(1)
                                 ON EXERCISE     REALIZED     -------------------------------     -----------------------------
             NAME                    (#)           ($)        EXERCISABLE      UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
- -------------------------------  -----------     --------     ------------     --------------     -----------     -------------
Robert M. Rogers...............    --             --             --                --                --               --
Fred R. Nichols................    --             --             12,500            32,500            58,075           20,625

- ---------------

(1) The closing price for the Company's Common Stock as reported by NASDAQ on October 31, 1994 was $23.50. Value is calculated on the basis of the difference between the option exercise price and $23.50 multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

     Each of the Company's directors receives $500 per quarter for service as a director. Additionally, Messrs. Fisch, McKinney and Riter receive $500 per meeting attended and Messrs. Ackerman and Gunter receive $1,000 per meeting attended.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The members of the Compensation and Stock Option Committee (the "Committee") are Kenneth S. Gunter, Chairman, James F. Ackerman and Wayne J. McKinney. In determining the compensation to be paid to the Company's executive officers in fiscal 1994, the Committee employed compensation policies designed to align the compensation with the Company's overall business strategy. These policies are intended to (i) reward executives for long-term strategic management and the enhancement of shareholder value, (ii) support a performance-oriented environment that rewards achievement of initial Company goals and recognizes Company performance compared to performance levels of comparable companies in the cable industry, and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

     The key components of executive officer compensation, salary and stock option awards, are determined annually in the discretion of the Committee. The Committee considers each executive officer's level of responsibility in setting executive compensation, meaning that the Company pays higher levels of compensation to persons having higher levels of responsibility. The Committee also considers compensation levels among other public companies in the cable television industry in setting executive officer compensation. These businesses include, but are not limited to, the companies reflected in the peer group index in the Stock Performance Chart. The Committee makes these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Committee believes that the compensation paid to its executive officers, including its Chief Executive Officer ("CEO"), are on the low end of the compensation of executive officers of companies to which these comparisons are made. Finally, in setting executive officer compensation the Committee considers the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased during fiscal 1992, 1993 and 1994. The stock price increased in fiscal 1992 and 1993 and decreased in fiscal 1994. However, no part of executive compensation is strictly tied to performance criteria. Therefore, even in a year in which stock price, earnings and cash flow were flat or down the Committee could, in its discretion, grant increases in executive compensation. The Committee traditionally has not granted bonuses to executive officers but may, in its discretion, grant bonuses from time to time as it deems appropriate. In determining executive compensation levels, the Company believes that it affords approximately equal weight to each of the factors described herein. No stock option awards were made to executive officers during fiscal 1992. Fred R. Nichols was granted a stock option of 10,000 shares in fiscal 1993 at an exercise price of $20.75 and a stock option of 25,000 shares in fiscal 1994 at an exercise price of $25.13. In each case, the stock option exercise price was the fair market value of the Company's Common Stock on the dates granted. When making stock option awards to executive officers, the Committee bases the size of the awards on the foregoing factors. In determining the amount of options granted to Mr. Nichols in fiscal 1993 and 1994, the Committee considered the amount and terms of options already held by Mr. Nichols.

     The Committee increased the CEO's salary approximately $11,000 to approximately $184,000 in fiscal 1994. The Committee set the fiscal 1994 compensation of the Company's CEO on the basis of the CEO's level of responsibility, comparisons to salaries of chief executive officers of businesses the Committee deemed comparable (as described above) and the Company's performance in terms of stock price, earnings and cash flow. Earnings and cash flow increased in fiscal 1992, 1993 and 1994. The stock price increased in fiscal 1992 and 1993 and decreased in fiscal 1994. As stated previously, the Committee believes that the CEO's compensation is on the low end of compensation of chief executive officers of companies to which comparisons were made, but the Committee believes that the CEO's compensation remains competitive enough to allow the Company to retain a skilled chief executive officer. The CEO's fiscal 1994 compensation was based in part on the Company's stock price, earnings and cash flow but was in no way specifically tied to any of those factors pursuant to a formula or other objective criteria. The CEO was not paid a bonus during fiscal 1994. The current CEO is a major shareholder of the Company. The Committee believes, therefore, that the CEO's interests are strongly tied to the Company's stock performance and has not granted stock options to the current CEO.

     This report is submitted by the members of the Compensation and Stock Option Committee:

          Kenneth S. Gunter, Chairman
          James F. Ackerman
          Wayne J. McKinney

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee are Kenneth S. Gunter, James F. Ackerman and Wayne J. McKinney. None of these individuals was an officer or employee of the Company during fiscal 1994. Wayne J. McKinney is a former officer of the Company, having retired in 1986.

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended October 31, 1994 with the cumulative total return on (i) the S&P 500 Index and (ii) a peer group consisting of businesses engaged in the cable television industry selected by the Company for use in this proxy statement ("Peer Group"). The comparison assumes $100 was invested on October 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

     The businesses included in the Peer Group are: Adelphia Communications Corporation (Class A Stock); Cablevision Systems Corporation (Class A Stock); Century Communications Corp. (Class A Stock); Comcast
Cablevision -- Philadelphia; Comcast Corporation (Class A Stock); Falcon Cable Systems Company, a California Limited Partnership; Galaxy Cablevision, L.P.; Jones Intercable Investors, L.P. (Class A Stock); Jones Intercable, Inc.; Jones Spacelink, Ltd. (Class A Stock); the Company; Tele-Communications, Inc. (Class A Stock); Time Warner Inc.; and The Times Mirror Company (Series A Stock). The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

      Measurement Period       S&P 500 INDEX    TCA CABLE TV INC    PEER GROUP
    (Fiscal Year Covered)
Oct-89                                100              100               100
Oct-90                              92.52            62.36             52.92
Oct-91                             123.51           109.80             98.66
Oct-92                             135.81           117.99             99.91
Oct-93                             156.10           187.40            187.01
Oct-94                             162.14           153.47            143.99

                              CERTAIN TRANSACTIONS

LEASED PROPERTY

     Rogers Venture Enterprises, Inc. ("RVE"), a corporation owned 50% by Robert
M. Rogers, Chairman of the Board and Chief Executive Officer of the Company, owns the building in which the Company's principal executive offices are located. In November, 1993, the Company paid $32,812 for its monthly lease, with lessor providing utilities, maintenance and janitorial services. In December, 1993, this lease between the Company and RVE was amended to provide for monthly payments of $26,542.92, with the Company paying for utilities and janitorial services. The Company believes that the terms of such lease are at least as favorable as would be obtainable from a third-party lessor. Total amounts paid by the Company under this lease during fiscal 1994 were $324,784.

                            SECTION 16 REQUIREMENTS

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and NASDAQ. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1994, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that James F. Ackerman and Fred R. Nichols each filed one Form 4 late covering one transaction each, and Kenneth S. Gunter filed two Form 4's late covering one transaction each.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal auditors are Coopers & Lybrand LLP. A representative of Coopers & Lybrand will be present at the Annual Meeting of Shareholders and will have the opportunity to make any desired statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 of the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1995 Annual Meeting of Shareholders such proposals must be received by the Company not later than November 3, 1995. Such proposals should be directed to TCA Cable TV, Inc., Investor Relations, P.O. 130489, Tyler, Texas 75713-0489.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than those referred to herein. If any matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

     The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended October 31, 1994, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          MARTHA S. HENSLEY,
                                          Secretary

Tyler, Texas
March 1, 1995

                                   APPENDIX A

                               TCA CABLE TV, INC.
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

                                   ARTICLE I

                                    THE PLAN

     1.1 Purpose of Plan. This Amended and Restated Incentive Stock Option Plan (hereinafter called the "Plan") provides for the granting of options to certain key employees of TCA Cable TV, Inc. (hereinafter called the "Company"), a Texas corporation. The purposes of the Plan are to advance the interests of the Company and its stockholders by encouraging and enabling selected key employees to acquire and retain a proprietary interest in the Company by ownership of its stock and to provide an incentive for such employees to remain in the employ of and to serve the Company. It is intended that options issued pursuant to Article III shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code").

     With respect to employees who are subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934, as amended (hereinafter called the "Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent that any provision of the Plan or action by the Committee (as herein defined) fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

     1.2 Shares Subject to Plan. There are hereby authorized and reserved for issuance upon the exercise of options to be granted from time to time under the Plan (hereinafter called the "Options"), an aggregate of 660,000 shares (hereinafter called the "Plan Shares") of common stock, par value of $.10 per share (hereinafter called the "Common Shares"), of the Company, which shares may be in whole or in part, as the Board of Directors of the Company (hereinafter called the "Board of Directors"), shall from time to time determine, authorized but unissued Common Shares or issued Common Shares which shall have been acquired by the Company. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) be added to the shares otherwise available for Options which may be granted in accordance with the terms of the Plan.

     1.3 Effective Date. The effective date of the Plan, as amended and restated, shall be March 30, 1995, that is, the date on which it was approved and adopted by the Board of Directors; provided that any grants to employees hereunder are conditioned upon approval of the Plan by the stockholders of the Company; and provided further that no Option may be exercised unless the Plan is approved by a vote of the majority of the stockholders of the Company's Common Shares present or represented and entitled to vote at a meeting of the stockholders of the Company held within twelve (12) months following the date of the Plan's adoption by the Board of Directors.

     1.4 Eligibility. Any employee of the Company (including officers, whether or not they are directors) shall be eligible to participate in the Plan. An optionee may hold more than one Option, but only on the terms and subject to the restrictions hereafter set forth.

     1.5 Payment of Option Price. The Option price shall be paid in full in cash or with Common Shares of the Company upon the exercise of the Option.

     1.6 Rights as a Stockholder. An optionee or transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     1.7 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee (as herein defined) may modify, extend or renew outstanding

Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Options so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a price. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     1.8 Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchases of shares thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the shares subject to such Option are registered under the Securities Act of 1933, as amended (the "Securities Act"), or in the event a resale of such shares without such registration would otherwise be permissible, such conditions shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

     1.9 Acceleration in Certain Events. The Committee may accelerate the exercisability of any Option in whole or in part at any time. Notwithstanding the provisions of any option agreement, the following provisions shall apply:

          (a) Mergers and Reorganizations. If the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise, all Options shall become immediately exercisable with respect to the full number of shares subject to such Options during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Options are otherwise terminated in accordance with its provisions or the provisions of this Plan, whichever occurs first. The Options shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company shall survive and the stockholders of the Company who are stockholders on the date the Options in question were granted shall continue to own at least 50% of the total combined voting power of all classes of stock of the Company after the transaction.

          (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control or threatened change in control shall become immediately exercisable. The term "change in control" for purposes of this Section refers to the acquisition of 15% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Act (other than an acquisition by (i) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Act or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of the Company or of its subsidiaries, including a trust established pursuant to such plan); provided that no change in control or threatened change in control shall be deemed to have occurred (i) if prior to the acquisition of, or offer to acquire, 15% or more of the voting securities of the Company, the full Board of Directors has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from
     (A) a transfer of the Company's voting securities by a person who is the beneficial owner, directly or indirectly, of 15% or more of the voting securities of the Company (a "15 Percent Owner") to (i) a member of such 15 Percent Owner's immediate family (within the meaning of Rule 16a-1(e) of the Act) either during such 15 Percent Owner's lifetime or by shall or the laws of descent and distribution; (ii) any trust as to which such 15 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which such 15 Percent Owner is the settlor with sole power to revoke;
     (iv) any entity over which such 15 Percent Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by such 15 Percent Owner; or (B) the acquisition of voting securities of the Corporation by either (i) such 15 Percent Owner or (ii) a person, trust or other entity described in the foregoing clauses

     (A)(i)-(v) of this subsection. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Board of Directors.

     1.10 Termination of Employment or Death. If an optionee ceases to be employed by the Company for any reason other than death, an Option shall be exercisable by the optionee at any time prior to the expiration date of the Option or within three months (or one year in the case of termination by reason of disability) after the date of such termination, whichever is earlier, but only to the extent the optionee had the right to exercise such Option at the date of such termination. In the event of death of an optionee while in the employ of the Company or within three months after termination of employment, his Option shall be exercisable by the person or persons to whom such optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of the Option or prior to one year after the date of such death, whichever is earlier, but only to the extent the optionee had the right to exercise such Option on the date of his death.

                                   ARTICLE II

                                 ADMINISTRATION

     2.1 Administration. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors (the "Committee") and each member shall be a "disinterested person" within the meaning of Rule 16b-3 under the Act (each hereinafter called a "Committee Member" and collectively the "Committee Members"). Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the employees to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each option agreement, to modify or amend any option agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Actions by a majority of the Committee at which a quorum is present, or actions reduced to or approved in writing by a majority of the Committee Members, shall be the valid actions of the Committee. No Committee Member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     2.2 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or Committee Members, the Committee Members shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of the may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Option thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the company) or paid any them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee Member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS

     3.1 Terms and Conditions of Options. Each employee receiving Options pursuant to this Article shall be required to enter into a written agreement with the Company and such agreement shall comply with and be subject to the terms and conditions of this Plan.

     3.2 Option Price. Each Option granted under this Article shall state the Option price, which shall not be less than 100% of the fair market value, as determined by the Committee, of the Common Shares of the Company on the date of the granting of the Option.

     3.3 Term and Exercise of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall the Option be exercisable after the expiration of ten years from the date it is granted. During the lifetime of the optionee, Options granted under this Article shall be exercisable only by him and shall not be assignable or transferable by him other than by will or the laws of descent and distribution. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     3.4 Ten Percent Shareholders. Any Option granted pursuant to this Article to an individual who, at the time the Option is granted, owns shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company shall meet the following conditions:

     (i) The Option price shall not be less than 110% of the fair market value, as determined by the Committee, of the Common Shares of the Company on the date of the granting of the Option; and

     (ii) Such Option shall not be exercisable after the expiration of five years from the date such Option is granted.

     3.5 Maximum Amount of Options First Exercisable in Any Calendar Year. The maximum aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options granted under this Article and under all incentive stock option plans of the Company's subsidiaries and affiliates are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The portion of any Option which exceeds the foregoing limit shall be deemed granted pursuant to Article IV.

                                   ARTICLE IV

                           NONQUALIFIED STOCK OPTIONS

     4.1 Terms and Conditions of Options. Each employee receiving Options pursuant to this Article shall be required to enter into a written agreement with the Company and such agreement shall comply with and be subject to the terms and conditions of this Plan.

     4.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than 10 years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     4.3 Option Price. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall be determined by the Committee in its discretion.

                                   ARTICLE V

                     TERMINATION, AMENDMENT AND ADJUSTMENT

     5.1 Term of Plan. The Plan shall terminate on March 29, 2005 and no Options shall be granted under the Plan thereafter.

     5.2 Amendment of the Plan. The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that, without shareholder approval, no amendment or revision may (i) increase the maximum aggregate number of Plan Shares, except as permitted under Section 5.3, (ii) change the minimum purchase price for shares or (iii) permit the granting of an Option to anyone other than as provided in the Plan; and provided further that, without shareholder approval, no amendment to the Plan shall be effective that materially increases the benefits accruing to optionees, materially increases the number of securities that may be issued under the Plan or otherwise materially modifies the requirements as to eligibility for participation in the Plan, all within the meaning of Rule 16b-3. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of "incentive stock options" so defined in
Section 422 of the Code.

     5.3 Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under option shall be adjusted consistent with such capital adjustment. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganization, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business assets.

                                FORM OF PROXY
                              TCA CABLE TV, INC.

                    PROXY - ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Robert M. Rogers and Fred R. Nichols, or either of them, with full power of substitution, as Proxies to vote, as designated below, all stock of TCA Cable TV, Inc., owned by the undersigned at the Annual Meeting of Shareholders to be held at the Corporate Offices of the Company, 3015 SSE Loop 323, Tyler, Texas on Thursday, March 30, 1995, at
3:30 p.m., local time, upon such business as may properly come before the meeting, or any adjournment thereof, including the following:

     (1)  Election of Directors:

          _____ FOR all nominees listed below (except as marked to the contrary below).

          _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

                 James F. Ackerman          Fred R. Nichols
                 Ben R. Fisch, M.D.         A. W. Riter, Jr.
                 Kenneth S. Gunter          Randall K. Rogers
                 Wayne J. McKinney          Robert M. Rogers

          (Instruction:   To withhold authority to vote for any individual
          nominee, write that nominee's name on the space provided below.)


          _____________________________________________________________________

     (2) Approval of amendments to the Company's Amended and Restated Incentive Stock Option Plan as described in the proxy statement.

          _____  FOR approval of the amendments.

          _____  AGAINST the amendments.

          _____  ABSTENTION with respect to the amendments.

     (3) In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR,
(2) FOR THE PROPOSED AMENDMENTS TO THE INCENTIVE PLAN, EXCEPT THAT BROKER NON-VOTES WILL NOT BE COUNTED WITH RESPECT TO SUCH PROPOSAL, AND (3) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

       (Continued, and to be signed and dated, on reverse side)

                                FORM OF PROXY
                         (Continued from other side)




Dated:  __________________________, 1995       No. of shares:  ________________




__________________________________     ________________________________________
Signature                              (Signature if held jointly)




Please date, sign and mail promptly this proxy in the enclosed envelope.

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.




            THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE
                        POWERS CONFERRED BY THE PROXY.



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.